Exhibit 10.5

OPEN LENDING CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION

POLICY

The purpose of this Non-Employee Director Compensation Policy (the “Policy”) of Open Lending Corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”). Members of the Board who are employed by or otherwise affiliated with any private equity firm or company which is an investor in the Company (“Investor Directors”) will not be eligible to receive any cash retainers or other form of compensation in connection with their service on the Board. This Policy will become effective as of the effective time of the registration statement for the Company’s initial public offering of equity securities (the “Effective Date”).

In furtherance of the purpose stated above, all Outside Directors, except for any Investor Directors, shall be paid compensation for services provided to the Company as set forth below:

Cash Retainers

The Company shall pay cash retainers to the members of its Board (the “Board”) and the committees thereof as set forth below, such retainers to be (i) paid for the directors’ general availability and participation in meetings and conference calls, (ii) paid quarterly in arrears and (iii) pro-rated based on the number of actual days served by the director on the Board or applicable committee during such calendar quarter or year.

Annual Retainer for Board Membership:	$50,000
Additional Annual Retainers for Committee Chairs:
Audit Committee Chair:	$15,000
Compensation Committee Chair:	$10,000
Nominating and Corporate Governance Committee Chair:	$10,000

Note: Committee chair retainers are in addition to retainers for members of the Board. No additional compensation will be paid for attending any Board meetings or other individual committee meetings of the Board.

Equity Retainers

Initial Award: An initial, one-time restricted stock unit award (the “Initial Award”) with a Value (as defined below) of $50,000 will be granted to each new Outside Director upon his or her election to the Board, which shall vest in full on the first anniversary of the date of grant, provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director of the Company and the Initial Award will be forfeited. This Initial Award applies only to Outside Directors who are first elected to the Board subsequent to the

Effective Date. If a new Outside Director joins the Board on a date other than the date of the Annual Meeting of Stockholders of the Company following the Effective Date (the “Annual Meeting”), then such Outside Director will be granted a pro-rata portion of the Initial Award based on the time between such Outside Director’s appointment and the next Annual Meeting (provided, that for any Outside Director who served on the Board during the calendar year that this Policy is adopted, no such proration shall apply to the Initial Award). Such grant shall occur as soon as administratively practicable following such Outside Director’s appointment to the Board.

Annual Award: On each date of each Annual Meeting following the Effective Date, each continuing Outside Director, other than a director receiving an Initial Award, will receive an annual restricted stock unit award (the “Annual Award”) with a Value of $50,000, which shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

Value: For purposes of this Policy, “Value” means with respect to any award of restricted stock or restricted stock units the product of (A) the closing market price on Nasdaq Global Market (or such other market on which the Company’s common stock is then principally listed) of one share of the Company’s common stock on the grant date, and (B) the aggregate number of shares of common stock underlying such award.

Sale Event Acceleration: All outstanding Initial Awards and Annual Awards held by an Outside Director shall become fully vested and nonforfeitable upon a Sale Event (as defined in the Company’s 2020 Stock Option and Incentive Plan).

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any committee thereof.

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Adopted: November 5, 2020.

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